Exhibit 2.1

SECOND AMENDMENT TO MERGER AGREEMENT

This SECOND AMENDMENT TO MERGER AGREEMENT (this “Amendment”), dated as of December 15, 2023, is entered into by and among (i) RF Acquisition Corp., a Delaware corporation (“SPAC”), (ii) GCL Global Holdings LTD, a Cayman Islands exempted company limited by shares (“PubCo”), (iii) Grand Centrex Limited, a British Virgin Islands business company (“GCL BVI”), (iv) GCL Global Limited, a Cayman Islands exempted company limited by shares (“GCL Global”) and (v) for the limited purposes set forth herein, RF Dynamic LLC, a Delaware limited liability company (the “Sponsor”).

RECITALS

WHEREAS, SPAC, PubCo, GCL BVI, GCL Global and Sponsor entered into that certain Agreement and Plan of Merger dated as of October 18, 2023 (the “Original Agreement”);

WHEREAS, the Original Agreement was amended by the First Amendment to Merger Agreement (the “First Amendment”) dated as of December 1, 2023 (the Original Agreement as amended by the First Amendment is referred to herein as, the “Merger Agreement”);

WHEREAS, the Parties hereto wish to make certain additional amendments to the Merger Agreement as set forth in this Amendment; and

WHEREAS, in accordance with Section 11.11 of the Merger Agreement, the parties hereto wish to make certain amendments to the Merger Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises, the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.        Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to them in the Merger Agreement.

2.        Amendment to Section 2.1(a) of the Merger Agreement. Section 2.1(a) of the Merger Agreement is hereby deleted and replaced with the following:

“(a) Restructuring. As soon as reasonably practicable on or before January 31, 2024, GCL BVI and GCL Global shall, and shall cause the GCL Companies to, complete the Restructuring.”

3.    Amendment to Section 6.1(h) of the Merger Agreement. Section 6.1(h) of the Merger Agreement is hereby deleted and replaced with the following:

“(h) acquire by merger or consolidation with, or merge or consolidate with, or purchase substantially all or a material portion of the equity or assets of, any corporation, partnership, association, joint venture or other business organization or division thereof, other than any such acquisitions, mergers, consolidations or purchases undertaken by the Company or one of its Subsidiaries or Affiliates using Acquisition Financing upon no less than thirty (30) days’ prior written notice to SPAC.”

4.     Amendment to Section 6.1(n) of the Merger Agreement. Section 6.1(n) of the Merger Agreement is hereby deleted and replaced with the following:

“(n)  incur, assume or guarantee any Indebtedness for borrowed money, the principal amount of which does not exceed $1,000,000 in the aggregate provided that, there shall be no dollar limit on new Indebtedness that, by its terms, will convert into equity securities as part of the Private Placement prior to the Initial Merger Effective Time nor shall any such Indebtedness count for purposes of this $1,000,000 limit; provided further, that any such convertible debt shall constitute Transaction Financing and be applied towards Minimum Cash. Notwithstanding anything to the contrary herein, there shall be no dollar limit on new Indebtedness borrowed from banks or banking institutions used for the limited and specific purposes of acquisition of one or more entities by the Company or one of its Subsidiaries or Affiliates for strategic reasons, as reasonably determined by the Company (“Acquisition Financing”); and that the Company has no discretion to use such Acquisition Financing for any other purposes; provided further, that such Acquisition Financing shall not count for purposes of this $1,000,000 limit, and shall not be applied towards Minimum Cash;”

5.     Amendment to Section 6.5 of the Merger Agreement. Section 6.5 of the Merger Agreement is hereby deleted and replaced with the following:

“Section 6.5 PCAOB AUDITED FINANCIALS. The Company shall use commercially reasonable efforts to deliver true and complete copies of the Audited Company Financials not later than January 31, 2024.”

6.    No Other Amendments; Effect of Amendment. Except for the amendments expressly set forth in this Amendment, the Merger Agreement shall remain unchanged and in full force and effect. This Amendment shall form a part of the Merger Agreement for all purposes, and the parties thereto and hereto shall be bound hereby. From and after the execution of this Amendment by the parties hereto, any reference to the Merger Agreement shall be deemed a reference to the Merger Agreement as amended hereby. This Amendment shall be deemed to be in full force and effect from and after the execution of this Amendment by the parties hereto.

7.        Further Assurance. Each party hereto shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such party’s obligations hereunder, necessary to effectuate the transactions and matters contemplated by this Amendment.

8.       Miscellaneous. Sections 11.1, 11.7, 11.13, 11.14, 11.15 and 11.16 of the Merger Agreement shall apply, mutatis mutandis, to this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

“SPAC”

RF ACQUISITION CORP.

By:	/s/ Tse Meng Ng
Name: Tse Meng Ng
Title: Chief Executive Officer

“SPONSOR”

RF DYNAMIC LLC.

By:	/s/ Tse Meng Ng
Name: Tse Meng Ng
Title: Manager

Signature Page to Second Amendment to Merger Agreement

“PUBCO”

GCL GLOBAL HOLDINGS LTD

By:	/s/ Choo See Wee
Name: Choo See Wee
Title: Director

“GCL BVI”

GRAND CENTREX LIMITED

By:	/s/ Choo See Wee
Name: Choo See Wee
Title: Director

“GCL GLOBAL”

GCL GLOBAL LIMITED

By:	/s/ Choo See Wee
Name: Choo See Wee
Title: Director